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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2022
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1STDIBS.COM, INC.

(Exact name of registrant as specified in its charter)
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Delaware	001-40453	94-3389618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Astor Place
New York, New York 10003
(Address of principal executive offices, including zip code)

(212) 627-3927
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	DIBS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 5.02 Departure of Directors or Certain Officers.
On February 23, 2022, Tu Nguyen tendered her resignation as the Chief Financial Officer of 1stdibs.com, Inc. (the “Company”), such resignation to be effective on March 28, 2022. Ms. Nguyen will assist in the transition of the Chief Financial Officer role until her departure from the Company. In consideration of the foregoing, the Company will make a retention payment of $50,000 to Ms. Nguyen, subject to her continued employment through March 28, 2022.
On February 27, 2022, the Board of Directors of the Company (the “Board”) appointed Thomas J. Etergino to serve as the Company’s Chief Financial Officer effective upon Ms. Nguyen’s resignation. Mr. Etergino, age 55, has served as the chief financial officer of Vesta Healthcare, a clinical provider group and digital health platform, since April 2017. Prior to that, Mr. Etergino served as the chief financial officer of Refinery29, a digital media and entertainment website focused on women and underrepresented voices, from March 2013 to April 2017.
The selection of Mr. Etergino as Chief Financial Officer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Etergino and any director or executive officer of the Company, and there are no transactions between Mr. Etergino and the Company that would be required to be reported under Item 404(a) of Regulation S-K.
Mr. Etergino will receive an annual base salary of $400,000. Mr. Etergino will be eligible to participate in the Company’s annual executive bonus plan, the form of which is filed as Exhibit 10.10 to the Company’s Registration Statement on Form S‑1 filed with the Securities Exchange Commission on May 17, 2021 (the “Form S-1”), with an annual target bonus of $250,000, which amount will not be prorated for fiscal year 2022. Subject to approval by the Company’s Compensation Committee, Mr. Etergino will also (i) receive an option award to purchase 180,000 shares of the Company’s common stock, which will vest over a four-year period with one-fourth (1/4) of the award vesting on or about March 28, 2023, and the remainder of the award vesting in equal monthly installments thereafter, subject to his continued service to the Company, and (ii) a restricted stock unit award of 265,000 stock units, which will vest over a four-year period with one-fourth (1/4) of the award vesting on or about March 28, 2023, and the remainder of the award vesting in equal quarterly installments thereafter, subject to his continued service to the Company, in each case pursuant to the Company’s 2021 Stock Incentive Plan. Mr. Etergino will be eligible for severance benefits under the Company’s Executive Severance Plan, which is filed as Exhibit 10.11 to the Form S‑1; provided, however, that the definition of “Good Reason” under the Executive Severance Plan shall be modified for Mr. Etergino such that any role in which Mr. Etergino ceases to be the chief financial officer of a publicly traded company, including any assignment to the role of chief financial officer of a subsidiary entity or company, shall be deemed to be a material diminution of duties, responsibilities, and title in addition to the reasons set forth in the Executive Severance Plan.
The foregoing description of Mr. Etergino’s offer letter is qualified in its entirety by reference to the full text of the agreement, which is attached hereto as Exhibit 10.1. Additionally, Mr. Etergino will enter into a standard indemnification agreement with the Company in the form previously approved by the Board, which is filed as Exhibit 10.3 to the Form S‑1.
A copy of the press release on March 1, 2022 announcing the departure of Ms. Nguyen and the appointment of Mr. Etergino is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
10.1	Offer Letter from the Registrant to Thomas Etergino, dated February 25, 2022.
99.1	Press Release issue by 1stdibs.com, Inc., dated March 1, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Melanie Goins
Dated: March 1, 2022	Melanie Goins General Counsel and Corporate Secretary